EXHIBIT A

[FORM OF FACE OF RECEIPT]

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (11) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS OR OTHER PAYMENTS

Number ___________

(CUSIP [       ])

________________________________

AMERICAN DEPOSITARY SHARES

(American Depositary Shares

Representing One (1) Deposited Share)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

REPRESENTING

DEPOSITED ORDINARY SHARES,

NO PAR VALUE,

OF

BASF AKTIENGESELLSCHAFT

(Organized under the laws of the Federal Republic of Germany)

THE BANK OF NEW YORK, a New York banking corporation organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that __________________ is the Holder of ________________ American Depositary Shares, representing deposited ordinary shares, no par value, or evidence of the right to receive such shares (the "Shares"), of BASF Aktiengesellschaft, a stock corporation organized and existing under the laws of the Federal Republic of Germany (the "Company").  At the date hereof, each American Depositary Share represents one (1) Share deposited under the Deposit Agreement (as hereinafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is the ~~Frankfurt/Main offices of Dresdner Bank AG and Deutsche~~ Offenbach office of BHF-Bank AG.  The ratio of Shares to American Depositary Shares is subject to amendment as provided in the Deposit Agreement.  The Depositary’s Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286

(1)

The Deposit Agreement.  This American Depositary Receipt is one of an issue (herein called the "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of December 1, 1999, as amended and restated as of June 6, 2000, and as amended and restated as of March 16, ~~2004~~2004, as further amended and restated as of _________, 2007 (herein called the "Deposit Agreement"), among the Company, the Depositary and all Holders (including beneficial owners) from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received by the Depositary or the Custodian in respect or in lieu of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Principal Office and at the Principal Office of the Custodian.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified in their entirety by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2)

Surrender of Receipts and Withdrawal of Deposited Securities.  Upon (i) delivery of this Receipt to the Depositary for the purpose of withdrawal of the whole number of Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, (ii) payment to the Depositary of the surrender fee provided in Paragraph (8) of this Receipt by the person delivering this Receipt for cancellation and payment of all taxes, duties and other governmental charges and fees payable in connection with the delivery of Deposited Securities against the surrender of this Receipt, and (iii) delivery of written instructions of the Holder directing the Depositary to cause such whole number of Deposited Securities being withdrawn, together with a new Receipt evidencing any fractional Deposited Securities, to be delivered to, or upon the written order of, the person or persons designated in such instructions, the Holder hereof is entitled to delivery, to him or upon his order, of such whole number of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt, together with a new Receipt evidencing any fractional Deposited Securities. Delivery of such Deposited Securities may be made by (a) delivery or transfer to the account of a German securities bank with ~~Deutsche Börse Clearing~~Clearstream Banking AG or ~~through the facilities of Cedel, S.A., or Morgan Guaranty Trust of New York~~Euroclear Bank S.A., Brussels office, as operator of the Euroclear System, for the benefit of such Holder or as ordered by it and (b) delivery of any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by it.  Such delivery of Deposited Securities and new Receipt, if any, shall be made without unreasonable delay.

The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing a fractional interest in one Share or one other Deposited Security.  In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing other than a whole number of Shares or other Deposited Securities, the Depositary shall cause ownership of the appropriate whole number of Shares or other Deposited Securities to be recorded in the name of the Holder surrendering such Receipt and shall issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional interest.

(3)

Registration of Transfer; Issuance of New Receipts.  The Depositary shall, subject to the terms and conditions of the Deposit Agreement and any Receipt, register transfers of Receipts on its transfer books, upon receipt of proper documentation therefor requested by the Depositary, including without limitation, surrender of this Receipt by the Holder hereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by any applicable law; provided, however, that the Depositary may close the transfer books at any time or from time to time, following Consultation with the Company to the extent practicable, when reasonably deemed expedient by it in connection with the performance of its duties under the Deposit Agreement, or at the request of the Company.  The Depositary shall, subject to the terms and conditions of the Deposit Agreement, upon surrender of a Receipt or Receipts for the purpose of obtaining a lesser or greater number of Receipts, execute and deliver a new Receipt or Receipts in the name of the same Holder for any authorized whole number of American Depositary Shares requested.  Notwithstanding the foregoing, such new Receipt(s) shall evidence the same aggregate whole number of American Depositary Shares as the Receipt or Receipts surrendered.

(4)

Limitations on Execution and Delivery, Transfer and Surrender of Receipts. As a condition precedent to the execution and delivery, registration of transfer or surrender of any Receipt, the delivery of any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require from the Holder, the presenter of a Receipt or the depositor of Shares (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts as set forth in Section 5.8 of the Deposit Agreement; (ii) compliance with such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to, in the case of Receipts, a signature guarantee in accordance with industry practice.

The delivery of Receipts against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental or regulatory authority, body or commission or any meeting of shareholders of the Company or under any provision of the Deposit Agreement or the Articles of Association (Satzung) of the Company, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the deposit of Shares in connection with voting at a shareholders meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges and (iii) compliance with any United States or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under provisions of the Securities Act of 1933 unless a registration statement is in effect as to such Shares.  The Depositary will comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with United States securities laws.

(5)

Liability of Holder for Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary.  The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this Receipt or to issue any new Receipt or Receipts or to permit any deposit or withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge; the Holder hereof remaining liable for any deficiency.

(6)

Warranties of Depositors.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefor are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (ii) such Shares have been validly issued, fully paid and are nonassessable and are free of any pre-emptive rights of the holders of outstanding Shares, (iii) such Shares are accompanied by all dividend coupons in respect of dividends to be paid in the future on such Shares (or appropriate evidence thereof), (iv) the person making such deposit is duly authorized to do so, and (v) the deposit of such Shares or sale of Receipts issuable upon such deposit is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and the issuance or cancellation of Receipts.

(7)

Filing Proofs, Certificates and Other Information.  In order to enable the Depositary and the Company to comply with applicable laws and to perform their respective obligations hereunder, any person depositing Shares or any Holder may be required from time to time (i) to file proof of (a) citizenship or residence, (b) exchange control approval and payment of all taxes and other governmental charges, (c) compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement, and (d) legal or beneficial ownership of Receipts, Deposited Securities and other securities, and the nature of such interest and (ii) to execute and deliver such certificates and to make such representations and warranties in addition to those set forth in Section 2.3 of the Deposit Agreement as the Depositary or the Company may deem necessary or proper.  The Depositary may, and shall if reasonably requested by the Company, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities represented by the American Depositary Shares evidenced by such Receipt until such proof or other information is filed or such certificates are executed or such representations and warranties are made to the satisfaction of the Company and the Depositary.  The Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.  Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Article.

(8)

Charges of Depositary.  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering ~~Receipts~~American Depositary Shares or to whom ~~Receipts~~American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ~~Receipts~~American Depositary Shares or Deposited Securities or a ~~distribution of Receipts~~delivery of American Depositary Shares pursuant to Section 4.3 of the Deposit Agreement), ~~whichever~~or by Holders, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the terms of the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the ~~execution and~~ delivery of ~~Receipts~~American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement~~,~~ and the surrender of ~~Receipts~~American Depositary Shares pursuant to Section 2.6 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement , including, but not limited to~~,~~ Sections 4.1 through 4.4 of the Deposit Agreement, (7) a fee ~~of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.5 of the Deposit Agreement, and (8) a fee~~ for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause ~~(8)~~7 treating all such securities as if they were Shares)~~,~~ but which securities are instead distributed by the Depositary to Holders, (8) in addition to any fee charged under clause 6, a fee of $.02 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in clause 9 below, (9) any other charges payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.7 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 5.9 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(9)

Title to Receipt.  Subject to any limitations set forth in this Receipt, title to this Receipt and to the American Depositary Shares evidenced hereby, when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary may deem and treat the Holder of this Receipt as the absolute owner hereof for all purposes, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt unless such holder is the Holder hereof.

(10)

Validity of Receipt.  No Receipt shall be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose, unless this Receipt shall have been issued, dated and executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of such Registrar and dated by such signatory.

(11)

Compliance with Law. The Depositary agrees to comply with all applicable laws.  Each Holder agrees that such Holder is bound by and subject to the Articles of Association (Satzung) of the Company as if such Holder were a holder of Shares, and each Holder agrees to comply with all applicable provisions of German law and the Articles of Association (Satzung) of the Company with regard to notification to the Company of such Holder's interest in Shares (including those Shares represented by American Depositary Shares), including any provision requiring such Holder to disclose within a prescribed period of time an interest in Shares amounting to, exceeding or falling below 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% and 75% of such Shares outstanding or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.  Each Holder acknowledges that failure by a Holder to provide on a timely basis any such required notification of such Holder's interest in Shares may result in the loss of certain rights in respect of such Holder's American Depositary Shares including, without limitation, voting rights and the right to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares.  Each such Holder required to provide the notification described above may deliver such notification to the Depositary for forwarding to the Company.  The Depositary agrees to forward to the Company, as soon as practicable, any such notifications received by the Depositary from any Holder.  Notwithstanding the foregoing, any notification by a Holder to be made under Section 3.3 of the Deposit Agreement shall only be deemed to be effected and provided to the Company at the time when the Company has received such notification.

(12)

Disclosure of Beneficial Ownership of Receipts.  The Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and various other matters.  Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.4 of the Deposit Agreement and such agreement shall survive any disposition of such Holder's interest in Shares or Receipts.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

~~Dated:~~

~~THE BANK OF NEW YORK,~~

~~as Depositary~~

~~By: ________________________~~

~~The address of the Principal Office of the Depositary is 101 Barclay Street, New York, New York 10286.~~

~~[FORM OF REVERSE OF RECEIPT]~~

~~SUMMARY OF CERTAIN ADDITIONAL PROVISIONS~~

~~OF THE DEPOSIT AGREEMENT~~

(13)

Dividends and Distributions; Rights. Whenever the Custodian or the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.6 of the Deposit Agreement, convert such dividend or distribution, if applicable, into Dollars and shall as promptly as practicable distribute the amount thus received (net of the expenses of the Custodian or the Depositary, as the case may be, in connection with the conversion of such Foreign Currency into Dollars and such other fees and expenses as provided in Section 5.8 of the Deposit Agreement) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold, subject to Section 4.12 of the Deposit Agreement from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.8 of the Deposit Agreement.  The Depositary shall promptly inform the Company of the exchange rate at which such Foreign Currency conversion has been carried out.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided, however, that if such application involves or refers to the Company or is made on behalf of the Company, the Depositary shall, at the written request of the Company, provide the Company a reasonable opportunity to review and comment on such application before it is filed.

If at any time the Depositary shall determine, following Consultation with the Company, that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

Subject to Section 4.12 of the Deposit Agreement, whenever the Custodian or the Depositary shall receive any distribution other than distributions described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement upon any Deposited Securities, the Depositary shall, as promptly as practicable, after Consultation with the Company, cause the securities or property received by it or by the Custodian to be distributed to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct, or if in the reasonable opinion of the Depositary such distribution cannot be made or cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary determines that such distribution is not feasible or may not be legally made to some or all Holders, the Depositary may, following Consultation with the Company, adopt such method as it deems lawful, equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the securities or property thus received, or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash;  provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act of 1933, in accordance with such equitable and practicable method as the Depositary may have adopted; provided, further, that no distribution to Holders pursuant to Section 4.2 of the Deposit Agreement shall be unreasonably delayed by any action of the Depositary or the Custodian.  To the extent such property, or the net proceeds thereof, is not effectively distributed to Holders as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such property or net proceeds.

If any distribution upon any Deposited Securities consists of a dividend in, or distribution without consideration of, Shares, the Depositary may, and shall, if the Company so requests, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the number of Shares received in such dividend or distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. Until the distribution of such Receipts and net proceeds in accordance with the preceding sentence, each American Depositary Share shall also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.  Notwithstanding the foregoing, if for any reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act of 1933 in order to be distributed to Holders) the Depositary, after Consultation with the Company, determines that a distribution in Shares is not feasible or may not be legally made to some or all Holders, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (either public or private, at such place or places and upon such terms as it may deem reasonably proper) of the Shares thus received or any part thereof and, in such case, the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution in cash.  No distribution to Holders pursuant to Section 4.3. of the Deposit  Agreement shall be unreasonably delayed by any action of the Depositary or the Custodian.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall following Consultation with the Company as to the procedure to be followed (i) make such rights available to the Holders entitled thereto as provided in clause (a) below, (ii) dispose of such rights on behalf of such Holders and make the net proceeds available in Dollars to such Holders as provided in clause (b) below or (iii) if by the terms of such rights offering or by reason of applicable law the Depositary can neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.

If at the time of the rights offering the Depositary determines, following Consultation with the Company:

(a)

that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall distribute to every Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

(b)

that it is not lawful or not feasible to make such rights available to all or certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or warrants or other instruments, at a public or private sale, at such place or places and upon such terms as it may deem reasonably proper, and allocate the net proceeds of any such sale (net of all taxes and governmental charges payable in connection with such rights and the fees of the Depositary set forth in Section 5.8 of the Deposit Agreement) for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of the application of exchange restrictions with regard to a particular Holder or otherwise and distribute such net proceeds to the extent practicable as in the case of a distribution of cash pursuant to Section 4.1 of the Deposit Agreement.

In circumstances in which rights would otherwise not be distributed, if a Holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder under the Deposit Agreement, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised, and (b) such Holder has executed such documents as the Company has determined in its sole discretion are required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from any such Holder pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be deposited with the Custodian pursuant to Section 2.2 of the Deposit Agreement, and the Depositary shall pursuant to Section 2.4 of the Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of certain distributions pursuant to clause (a) of the second paragraph of Section 4.4 of the Deposit Agreement or pursuant to the third paragraph of Section 4.4 of the Deposit Agreement, such Receipts shall be legended in accordance with instructions of the Company, and shall be subject to such restrictions on sale, deposit, cancellation and transfer as the Depositary shall deem necessary or shall be instructed by the Company.

If registration under the Securities Act of 1933 of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders of Receipts and to sell the securities represented by such rights, the Depositary will not offer such rights unless and until a registration statement is in effect or such rights and the securities to which such rights relate are exempt from registration under the Securities Act of 1933; provided that nothing in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file such a registration statement or to endeavor to have such a registration statement declared effective.

In the event that the rights and the securities to which such rights relate are not registered under the Securities Act of 1933, the Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to any particular Holder.

(14)

Record Dates.  Whenever any cash dividend or other cash distribution is to be declared and paid or any distribution other than cash is to be declared and made, or whenever rights are to be issued with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary receives notice of any meeting of, or solicitation of consents or proxies from, holders of Shares or other Deposited Securities, or whenever the Company or the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date (which shall (i) to the extent practicable, be the same date that holders of Shares or other Deposited Securities shall be entitled to receive or exercise such rights, and (ii) with respect to record dates that are not the same as a corresponding record date set by the Company, be fixed only after Consultation with the Company) (a) for the determination of the Holders who shall be entitled (i) to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) to give instructions for the exercise of voting rights, if any, at any such meeting, or to receive information as to such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.6 and to the other terms and conditions of the Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

(15)

Voting of Deposited Securities.  As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, subject to applicable law and the Company's Articles of Association, mail to Holders (for forwarding to beneficial owners) a notice (the "Notice") (a) containing such information as is contained in the notice or solicitation sent by the Company to the Depositary, (b) stating that each Holder on the record date set by the Depositary therefore pursuant to Section 4.9 of the Deposit Agreement will be entitled subject to all applicable provisions of law, including any laws of Germany, the Articles of Association (Satzung) of the Company and the Deposit Agreement, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder's American Depositary Shares, and (c) specifying the manner in which instructions may be given, including an express indication that, if no instructions are received by the Depositary in the manner and on or before the date established by the Depositary for such purpose, instructions may be deemed given, in accordance with the last sentence of this paragraph, to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as is practicable and permitted under applicable law, the Company's Articles of Association (Satzung) and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder's American Depositary Shares in accordance with such instructions.  Upon the request of a Holder who has not previously given instructions to the Depositary after receipt of the Notice as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder's American Depositary Shares, and subject to compliance with any reasonable regulations the Depositary may establish, the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities. The Depositary shall not vote or cause to be voted Deposited Securities other than in accordance with such instructions received from Holders of American Depositary Shares or deemed to have been received from such Holders in accordance with the last sentence of this paragraph.  If no instructions are received by the Depositary from a Holder with respect to some or all of the Deposited Securities underlying such Holder's American Depositary Shares in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities, and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information as promptly as practicable in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.

The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Deposited Securities pursuant to Section 4.8 of the Deposit Agreement, it will have on deposit under this Agreement the number of Deposited Securities with respect to which it has received  voting instructions from Holders.  In the event that, on any such date, the number of Deposited Securities on deposit under the Agreement is less than the number of Deposited Securities with respect to which the Depositary has received  voting instructions, the Depositary shall vote or cause to be voted such Deposited Securities in accordance with such instructions adjusting the number of Deposited Securities voted on a pro rated basis.

The Depositary shall use its best efforts to vote or cause to be voted Shares or other Deposited Securities underlying Receipts in accordance with instructions or deemed instructions received from Holders in accordance with Section 4.8 of the Deposit Agreement; provided, however, that the Depositary shall not be responsible for any failure to carry out any instructions or deemed instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

Nothing in the Deposit Agreement shall be construed to grant a Holder any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

(16)

Changes Affecting Deposited Securities. In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value or any reclassification of Deposited Securities or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement, and the American Depositary Shares evidenced by the Receipts shall, subject to the terms of the Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act of 1933, thenceforth represent the Deposited Securities so received unless and until additional or new Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company requests, at no cost to Holders, execute and deliver additional Receipts in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by Section 4.9 of the Deposit Agreement in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.  Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, following Consultation with the Company, or shall, upon request of the Company, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

(17)

Reports; Inspection of Transfer Books.  Upon effectiveness of the termination of the Company's reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company shall make available on its internet web site or through an electronic information delivery system certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Exchange Act.

The Depositary shall make available for inspection by Holders at its Principal Office copies of the Deposit Agreement and any notices, reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send promptly to Holders of Receipts copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.6 of the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulation of the Commission applicable to the Company.  The Depositary shall keep books in such New York City facilities for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(18)

Taxation.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary, the Custodian or the Company or its agents may file such reports as are necessary to obtain benefits under the applicable tax treaties for the Holders following the review and approval of such reports by the Company and its advisors.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in cash or property (including Shares or rights to subscribe therefor) is subject to any tax or governmental charges which the Depositary or the Custodian is obligated to withhold, the Depositary may use such cash or dispose, including by public or private sale, of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such cash or property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares under the Securities Act of 1933 and otherwise in compliance with applicable law, distribute any unsold balance of such cash or property in accordance with the provisions of the Deposit Agreement.

The Depositary or the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

(19)

Pre-Release of Receipts.

The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent).  No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.4 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release").  The Depositary may, pursuant to Section 2.6 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Holders, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably  appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application.  The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate.  For purposes of enabling the Depositary to fulfill its obligations to the Holders under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(20)

Liability of the Company and the Depositary.  None of the Depositary, the Custodian, the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Holder or any other person if, by reason of any provision of any present or future law, order of any government or agency thereof or any court, decree or regulation of Germany, the United States or any other country, including any regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association (Satzung) of the Company, any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary or the Company or any of their respective officers, directors, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement shall or may be done or performed or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where by the terms of a distribution pursuant to Section 4.1, Section 4.2 or Section 4.3 of the Deposit Agreement, or for any other reason, such distribution or may not be made available to some or all Holders, and the Depositary may not dispose of such distribution on behalf of the such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution available and shall allow any rights to such distribution to lapse.  Each of the Company, the Depositary and the Custodian and their respective agents assumes no obligation nor shall any of them be subject to any liability under the Deposit Agreement or the Receipts to Holders or other persons, except that they agree to perform such duties as are specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary, the Custodian and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary, the Custodian or the Company or their respective agents.  Without limitation of the preceding, none of the Depositary or its agents, the Custodian or its agents or the Company or its agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.  None of the Depositary or its agents or the Company or its agents shall be liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information.  Subject to compliance with all applicable laws, rules and regulations, the Depositary and the Custodian may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(21)

Resignation and Removal of Depositary; Substitution of the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by giving 60 days' prior written notice of its resignation to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company upon 60 days' prior written notice of such removal delivered to the Depositary, which removal shall become effective upon the appointment of a successor Depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The term "Depositary" shall also refer to any successor depositary appointment pursuant to this Paragraph (22).  The Depositary may at any time, following  Consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" shall also refer to such substitute.

(22)

Amendment of Deposit Agreement and Receipts.  The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended without the consent of the Holders by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after the Depositary shall have given written notice of such amendment to the Holders of outstanding Receipts.  Every Holder at the expiration of such 30-day period shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the whole number of Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(23)

Termination of Deposit Agreement.  The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement (upon 30 days' prior written notice to the Holders) if 60 days shall have expired after the Depositary shall have delivered to the Company (receipt thereof confirmed by the Company) a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement within such 60 days.  On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of receipts referred to in Section 2.6 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the Deposited Securities represented by the American Depositary Shares evidenced by such surrendered Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary shall thereafter discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct ~~each~~the Custodian to act accordingly) and shall not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of property and rights, the conversion of Deposited Securities into cash as provided in the Deposit Agreement and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting any applicable taxes or governmental charges).  At any time after the expiration of one year from the date of termination, the Depositary may sell at public or private sale, at such place or places and upon such terms as it may deem reasonably proper, the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, uninvested and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash and for its obligations under Section 5.7 of the Deposit Agreement.

(24)

Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I.A.(l) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

(25)

Uncertificated American Depositary Shares; DTC Direct Registration System.  Notwithstanding anything to the contrary in the Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Holder.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.2 and 5.7 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.